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                                                                     Exhibit 5.1


                          PILLSBURY MADISON & SUTRO LLP
                                  P.O. BOX 7880
                             SAN FRANCISCO, CA 94120
                               Tel: (415) 983-1000
                               Fax: (415) 983-1200

                                  July 7, 1997



Heska Corporation
1825 Sharp Point Drive
Fort Collins, Colorado 80525


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 250,000 shares of the Company's Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,

                                     PILLSBURY MADISON & SUTRO LLP

























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